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                                                                    Exhibit 10.4

                            SERIES A PREFERRED STOCK
                              STOCKHOLDER AGREEMENT
                              ----------- ---------

     This SERIES A PREFERRED STOCK STOCKHOLDER AGREEMENT (this "Agreement"), dated as of November 1, 2002, is among (a) TWI HOLDINGS, INC., a Delaware corporation (the "Company"), (b) FRIEDMAN FLEISCHER & LOWE CAPITAL PARTNERS, LP, a Delaware limited partnership ("FFL-1"), (c) FFL EXECUTIVE PARTNERS, LP, a Delaware limited partnership ("FFL-2"), (d) TA IX, L.P., a Delaware limited partnership ("TA-IX"), (e) TA/ATLANTIC AND PACIFIC IV, L.P., a Delaware limited partnership ("TA/AP-IV"), (f) TA STRATEGIC PARTNERS FUND A L.P., a Delaware limited partnership ("TA-A"), (g) TA STRATEGIC PARTNERS FUND B L.P., a Delaware limited partnership ("TA-B"), (h) TA/ADVENT VIII L.P., a Delaware limited partnership ("TA-ADV"), (i) TA INVESTORS LLC, a Delaware limited liability company ("TA-I"), and (j) each other Person who becomes a party to this Agreement by executing an Instrument of Accession ("Instrument of Accession") in the form of Schedule 1 hereto.

     WHEREAS, the Company and its stockholders have entered into a Stockholder Agreement dated as of the date hereof (the "Stockholder Agreement") providing for the relative rights of the stockholders of the Company with regard to the transfer and issuance of the Company's securities, election of the Company's Board of Directors and certain other matters concerning the Company's capital stock; and

     WHEREAS, the stockholders who are parties to this Agreement, who collectively own a majority of the outstanding shares of Series A Preferred Stock (as defined below), as well as a majority of the outstanding shares of Class B-1 Common Stock (as defined below) on a fully-diluted basis, wish to set forth their relative rights with regard to the election of the Company's Board of Directors and certain other matters regarding governance of the Company;

     NOW, THEREFORE, the parties to this Agreement hereby agree as follows:

     Section 1. DEFINITIONS. For all purposes of this Agreement, the following terms shall have the meanings set forth below:

     Affiliate. Affiliate shall mean, with respect to any specified Person, any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with such specified Person and shall include (a) any Person who is a director or beneficial holder of at least 10% of the then outstanding capital stock (or partnership interests or other shares of beneficial interest) of such specified Person and Family Members of any such specified Person, (b) any Person of which such specified Person or an Affiliate (as defined in clause (a) above) of such specified Person directly or indirectly, either beneficially owns at least 10% of the then outstanding capital stock

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(or partnership interests or other shares of beneficial interest) or constitutes at least a 10% equity participant, (c) any Person of which an Affiliate (as defined in clause (a) above) of such specified Person is a partner, director or executive officer, and (d) in the case of a specified Person who is an individual, Family Members of such Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under direct or indirect common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities, by contract or otherwise.

     Charter. Charter shall mean the Company's Certificate of Incorporation and all amendments thereto.

     Class A Common Stock. See definition of Common Stock.

     Class B Common Stock. Class B Common Stock means, collectively, the Class B-1 Common Stock and the Class B-2 Common Stock.

     Class B-1 Common Stock. See definition of Common Stock.

     Class B-2 Common Stock. See definition of Common Stock.

     Common Stock. Common Stock shall mean (a) the Company's Class A Common Stock, $.01 par value per share (the "Class A Common Stock"), (b) the Company's Class B-1 Voting Common Stock, $.01 par value per share (the "Class B-1 Common Stock"), (c) the Company's Class B-2 Non-Voting Common Stock, $.01 par value per share (the "Class B-2 Common Stock"), and (d) any shares of any other class of capital stock of the Company hereafter issued which are either (i) (A) not preferred as to dividends or assets upon liquidation over any class of stock of the Company, and (B) not subject to redemption pursuant to the terms thereof, or
(ii) issued to the holders of shares of Common Stock upon any reclassification thereof.

     Company. See preamble.

     Contribution Agreement. Contribution Agreement shall mean the Contribution Agreement dated as of October 4, 2002 among the Company, the FFL Investors, the TA Investors and certain other investors.

     Family Limited Liability Company. Family Limited Liability Company shall mean, with respect to any individual, any limited liability company created for the benefit of such individual and/or one or more of such individual's Related Persons and controlled by such individual.

     Family Limited Partnership. Family Limited Partnership shall mean, with respect to any individual, any limited partnership created for the benefit of such

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individual and/or one or more of such individual's Related Persons and controlled by such individual.

     Family Members. Family Members shall mean, with respect to any individual, any Related Person, Family Trust, Family Limited Liability Company or Family Limited Partnership of such individual.

     Family Trust. Family Trust shall mean, with respect to any individual, any trust created for the benefit of such individual and/or one or more of such individual's Related Persons and controlled by such individual.

     FFL. FFL shall mean Friedman Fleischer & Lowe, LLC.

     FFL-1. See preamble.

     FFL-2. See preamble.

     FFL Investors. FFL Investors shall mean, collectively, FFL-1 and FFL-2.

     FFL Securities. FFL Securities shall mean (a) the shares of Series A Preferred Stock issued to any of the FFL Investors pursuant to the Contribution Agreement, (b) all shares of Class B-1 Common Stock issued or issuable upon conversion of such shares of Series A Preferred Stock, (c) all other shares of the Company's capital stock purchased by or issued from time to time to any of the FFL Investors, (d) all shares of the Company's capital stock issued or issuable upon conversion of such shares, and (e) all shares of the Company's capital stock issued with respect to such shares by way of stock dividend or stock split or in connection with any merger, consolidation, recapitalization or other reorganization affecting the Company's capital stock. FFL Securities will continue to be FFL Securities in the hands of any holder and each transferee thereof will succeed to the rights and obligations of a holder of FFL Securities hereunder, provided that shares of FFL Securities will cease to be FFL Securities when transferred (i) to the Company, (ii) to a TA Stockholder or
(iii) pursuant to a Public Sale.

     FFL Stockholder. FFL Stockholder shall mean any of the FFL Investors for so long as such Person holds FFL Securities and any other Person to whom FFL Securities are transferred for so long as such Person holds any FFL Securities.

     Instrument of Accession. See preamble.

     Loan Documents. Loan Documents shall mean the Senior Credit Documents and the Subordinated Loan Documents.

     Majority FFL Holders. Majority FFL Holders shall mean the holder or holders at the relevant time of determination of more than fifty percent (50%) of the number of

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then issued and outstanding shares of Class B Common Stock included in the FFL Securities (determined on a fully-diluted basis).

     Majority TA Holders. Majority TA Holders shall mean the holder or holders at the relevant time of determination of more than fifty percent (50%) of the number of then issued and outstanding shares of Class B Common Stock included in the TA Securities (determined on a fully-diluted basis).

     Person. Person shall mean an individual, partnership, limited liability company, corporation, association, trust, joint venture, unincorporated organization, or any government, governmental department or agency or political subdivision thereof.

     Preferred Stock. Preferred Stock shall mean the Company's Series A Preferred Stock, $.01 par value per share (the "Series A Preferred Stock"), and any other series of Preferred Stock of the Company issued from time to time.

     Public Sale. Public Sale shall mean any sale of Class B Common Stock to the public pursuant to a public offering registered under the Securities Act or to the public through a broker or market-maker pursuant to the provisions of Rule 144 (or any successor rule) adopted under the Securities Act.

     Qualified Public Offering. Qualified Public Offering shall mean the Company's underwritten public offering pursuant to an effective registration statement under the Securities Act covering the offer and sale of shares of Class B Common Stock in which not less than $25,000,000 of gross proceeds from such public offering are received by the Company for the account of the Company.

     Registration Rights Agreement. Registration Rights Agreement shall mean the Registration Rights Agreement dated as of the date hereof among the Company and its stockholders.

     Related Persons. Related Persons shall mean, with respect to any individual, such individual's parents, spouse, children and grandchildren.

     Securities. Securities shall mean the FFL Securities and the TA Securities.

     Securities Act. Securities Act shall mean the Securities Act of 1933, as amended.

     Senior Credit Documents. Senior Credit Documents shall mean the Amended and Restated Credit Agreement dated as of the date hereof among the Company, certain of its Subsidiaries, General Electric Capital Corporation, as Administrative Agent and a lender, Nordea Bank Danmark A/S, as European Loan Agent and a lender, and the other financial institutions party thereto, and the Loan Documents, as defined in such Amended and Restated Credit Agreement, each as amended, supplemented or

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otherwise modified, replaced, extended, renewed or refunded and in effect from time to time.

     Series A Preferred Stock. See definition of Preferred Stock.

     Stockholder Agreement. See preamble.

     Stockholders. Stockholders shall mean, collectively, the FFL Stockholders and the TA Stockholders.

     Stock Options. Stock Options shall mean any stock option agreements between the Company and certain officers, employees and directors of the Company and its Subsidiaries entered into from time to time, in each case as amended and in effect from time to time.

     Subordinated Loan Documents. Subordinated Loan Documents shall mean the Senior Subordinated Loan Agreement among the Company, certain of its Subsidiaries, Gleacher Mezzanine Fund I, L.P., Gleacher Mezzanine Fund II, L.P., TA Investors LLC and TA Subordinated Debt Fund, L.P., and the Credit Documents, as defined in such Senior Subordinated Loan Agreement, each as amended, supplemented or otherwise modified, replaced, extended, renewed or refunded and in effect from time to time.

     Subsidiary. Subsidiary shall mean any corporation, association, trust, or other business entity, of which the designated parent shall at any time own or control directly or indirectly through a Subsidiary or Subsidiaries at least a majority (by number of votes) of the outstanding shares of capital stock (or other shares of beneficial interest) which are (a) entitled ordinarily, in the absence of contingencies, to vote for the election of a majority of such business entity's directors (or Persons exercising similar functions), even though the right so to vote has been suspended by the happening of such a contingency, or (b) entitled at the time to vote for the election of a majority of such business entity's directors (or Persons exercising similar functions), whether or not the right so to vote exists by reason of the happening of a contingency.

     TA. TA shall mean TA Associates, Inc., a Delaware corporation.

     TA-A. See preamble.

     TA/AP-IV. See preamble.

     TA-ADV. See preamble.

     TA-B. See preamble.

     TA-I. See preamble.

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     TA Investors. TA Investors shall mean, collectively, TA IX, TA/AP IV,
TA-ADV, TA-A and TA-B.

     TA-IX. See preamble.

     TA Securities. TA Securities shall mean (a) the shares of Series A Preferred Stock issued to any of the TA Investors pursuant to the Contribution Agreement, (b) all shares of Class B-1 Common Stock issued or issuable upon conversion of such shares of Series A Preferred Stock, (c) all other shares of the Company's capital stock purchased by or issued from time to time to any of the TA Investors, (d) all shares of the Company's capital stock issued or issuable upon conversion of such shares, and (e) all shares of the Company's capital stock issued with respect to such shares by way of stock dividend or stock split or in connection with any merger, consolidation, recapitalization or other reorganization affecting the Company's capital stock. TA Securities will continue to be TA Securities in the hands of any holder and each transferee thereof will succeed to the rights and obligations of a holder of TA Securities hereunder, provided that shares of TA Securities will cease to be TA Securities when transferred (i) to the Company, (ii) to an FFL Stockholder or (iii) pursuant to a Public Sale.

     TA Stockholder. TA Stockholder shall mean any of the TA Investors for so long as such Person holds TA Securities and any other Person to whom TA Securities are transferred for so long as such Person holds any TA Securities.

     Transfer. See Section 2.1.

     Voting Securities. Voting Securities shall mean the shares of Class A Common Stock, Class B-1 Common Stock, Series A Preferred Stock and any other class or series of capital stock of the Company entitled to vote generally upon all matters presented for a vote of stockholders of the Company.

     Section 2.  RESTRICTIONS ON TRANSFER OF SECURITIES.

     2.1. Transfer. No Stockholder may sell, assign, pledge or otherwise transfer (a "Transfer") any interest in any Securities, either voluntarily or involuntarily, by operation of law or otherwise, except in accordance with the provisions of Section 2 of the Stockholder Agreement; provided, that in the event that any transferee of Securities is required to execute an instrument of accession to the Stockholder Agreement as a condition precedent to such Transfer under the terms of the Stockholder Agreement, it shall be a condition precedent to such Transfer that such transferee shall either be a party hereto or shall have executed and delivered to the Company and each of the other parties hereto an Instrument of Accession.

     2.2. Additional Restriction on Transfer. In addition to the restrictions on Transfer set forth in Section 2.1, (a) no FFL Investor may Transfer any FFL Securities if, as a result of such Transfer, the FFL Investors would collectively cease to own at

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least 51% of the shares of Class B Common Stock (determined on a fully-diluted basis) included in the FFL Securities unless such FFL Investor has received the prior written consent of the Majority TA Holders to such Transfer and (b) no TA Investor may Transfer any TA Securities if, as a result of such Transfer, the TA Investors would collectively cease to own at least 51% of the shares of Class B Common Stock (determined on a fully-diluted basis) included in the TA Securities unless such TA Investor has received the prior written consent of the Majority FFL Holders to such Transfer; provided, that the restrictions on Transfer set forth in this Section 2.2 shall not apply with respect to any Transfer that constitutes a Public Sale.

     2.3. Transfers of Securities in Breach of this Agreement. In the event of any Transfer of Securities in breach of this Agreement, commencing immediately upon the date of such attempted Transfer (a) such Transfer shall be void and of no effect, (b) no dividend of any kind or any distribution pursuant to any liquidation, redemption or otherwise shall be paid by the Company to the transferring Stockholder or the purported transferee in respect of such Securities (all such rights to payment by the transferring Stockholder and/or the purported transferee being deemed waived), (c) the voting rights of such Securities, if any, shall terminate, and (d) neither the transferring Stockholder nor the purported transferee shall be entitled to exercise any rights with respect to such Securities until such Transfer in breach of this Agreement has been rescinded.

     Section 3.  BOARD OF DIRECTORS; CONSENT TO CERTAIN ACTIONS.

     3.1. Board of Directors. (a) Subject to paragraphs (b) and (c) below, in any and all elections of directors of the Company or any of its Subsidiaries (whether at a meeting or by written consent in lieu of a meeting), each Stockholder shall vote, or cause to be voted, or cause such Stockholder's designees as directors to vote, all Voting Securities owned by such Stockholder or over which such Stockholder has voting control so as to fix the number of directors of the Company and each of its Subsidiaries at five, and to nominate and elect such five directors of the Company and each of its Subsidiaries as follows:

          (i) Two individuals designated by the Majority TA Holders, one of whom will serve as the Chairman of the Board of Directors of the Company;

          (ii)   Two individuals designated by the Majority FFL Holders; and

          (iii) One individual determined in accordance with Section 4.1(a)(ii) of the Stockholder Agreement.

In addition, the Company will take all actions required by law so that a quorum for meetings of the board of directors of the Company and each of its Subsidiaries will include at least one member thereof designated by the Majority FFL Holders who is also an employee of FFL or one of its Affiliates, and at least one member thereof designated by the Majority TA Holders who is also an employee of TA or one of its

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Affiliates. Such actions, shall include, without limitation, making necessary or appropriate amendments to the charter or bylaws of the Company or any Subsidiary of the Company.

     (b) If any vacancy shall occur in the Board of Directors of the Company or any of its Subsidiaries as a result of death, disability, resignation or any other termination of a director, the replacement for such vacating director shall be designated by the Person or Persons who originally designated such vacating director; provided, that in case of any such vacancy occurring as a result of the death, disability, resignation or other termination of any director designated pursuant to Section 3.1(a)(iii), the replacement for such vacating director shall be determined in accordance with such Section 3.1(a)(iii). The Person or Persons entitled to designate a director or a replacement for a director pursuant to this Section 3.1 shall be the only Person or Persons entitled to cause the removal of such director, with or without cause; provided, that the removal of any director designated pursuant to Section 3.1(a)(iii) may only be made in accordance with the terms of Section 4.1(b) of the Stockholder Agreement. Each Stockholder hereby agrees to vote or cause to be voted or cause such Stockholder's designees as directors to vote all Voting Securities owned by such Stockholder or over which such Stockholder has voting control so as to comply with this Section 3.1(b).

     (c) Subject in each case to Section 3.2 below, the Board of Directors of the Company or any of its Subsidiaries may at any time increase the number of directors of the Company or such Subsidiary to a number greater than five. In the event that the Board of Directors of the Company or any of its Subsidiaries increases the number of directors of the Company or any of its Subsidiaries to a number greater than five, any vacancies thereby created shall be filled in accordance with Section 3.2 hereof.

     (d) Each Stockholder shall take all such actions, and shall cause such Stockholder's designees to take all such actions, so as to provide that any committee of the Board of Directors of the Company or any of its Subsidiaries shall include at least one member designated by the Majority FFL Holders and at least one member designated by the Majority TA Holders.

     (e) The board and committee designation and governance provisions set forth in this Section 3.1 may be waived with respect to any Subsidiary of the Company (including, without limitation, any Subsidiary of the Company organized under the laws of a laws of any foreign jurisdiction) with the approval of (i) the Board of Directors of the Company (subject to Section 3.2 hereof) or (ii) the Majority FFL Holders and the Majority TA Holders.

     3.2. Consent to Certain Actions. The Company hereby agrees that the Company will not take, and will not permit any of its Subsidiaries to take, any of the actions set forth on Schedule 2 attached hereto and incorporated by reference, and each of the Stockholders hereby agrees that it shall not take, and shall not vote any Voting

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Securities owned by it or over which it has voting control for or approve, or cause any of the directors designated by it to vote for or approve, any of the actions set forth on Schedule 2, unless such action has been approved by either
(a) the affirmative vote of (i) at least one of the directors designated by the Majority FFL Holders who is also an employee of FFL or one of its Affiliates and
(ii) at least one of the directors designated by the Majority TA Holders who is also an employee of TA or one of its Affiliates or (b) the Majority FFL Holders and the Majority TA Holders. The Company will make any necessary or appropriate amendments to the charter or bylaws of the Company or any Subsidiary of the Company to reflect the provisions of this Section 3.2.

     3.3. PROXY. EACH FFL STOCKHOLDER HEREBY GRANTS TO THE MAJORITY TA HOLDERS, AND EACH TA STOCKHOLDER HEREBY GRANTS TO THE MAJORITY FFL HOLDERS, AN IRREVOCABLE PROXY, COUPLED WITH AN INTEREST, TO VOTE ALL OF THE VOTING SECURITIES OWNED BY SUCH STOCKHOLDER OR OVER WHICH SUCH STOCKHOLDER HAS VOTING CONTROL TO THE EXTENT NECESSARY TO CARRY OUT THE PROVISIONS OF THIS SECTION 3 IN THE EVENT OF ANY BREACH BY SUCH STOCKHOLDER OF ITS OBLIGATIONS UNDER THE VOTING AGREEMENT CONTAINED HEREIN.

     3.4. Action by Stockholders. Each Stockholder further agrees that such Stockholder will not vote any Voting Securities owned by such Stockholder or over which such Stockholder has voting control, or take any action by written consent, or take any other action as a stockholder of the Company, to circumvent the voting arrangements required by this Section 3.

     Section 4. ADDITIONAL LEGEND. So long as any Securities are subject to the provisions hereof, all certificates or instruments representing Securities will have imprinted on them the following legend:

     The shares represented by this certificate are subject to the terms of a certain Series A Preferred Stock Stockholder Agreement, dated as of November 1, 2002, among the issuer of this certificate and certain stockholders. The Series A Preferred Stock Stockholder Agreement contains certain restrictive provisions relating to the voting and transfer of shares of the stock represented hereby. A copy of the Series A Preferred Stock Stockholder Agreement is on file at the Company's principal offices. Upon written request to the Company's Secretary, a copy of the Series A Preferred Stock Stockholder Agreement will be provided without charge to appropriately interested persons.

     Section 5. SEVERABILITY. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other

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jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

     Section 6. ENTIRE AGREEMENT. Except as otherwise expressly set forth herein, this Agreement, together with the Stockholder Agreement, embodies the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way. The parties hereto acknowledge and agree that the terms and conditions of this Agreement are in addition to, and not in lieu of, the terms and conditions of the Stockholder Agreement; provided, that in the event of any conflict between this Agreement and the Stockholder Agreement, the terms of this Agreement shall be controlling.

     Section 7. SUCCESSORS AND ASSIGNS. This Agreement will bind and inure to the benefit of and be enforceable by the Company and the Stockholders and their respective successors and assigns.

     Section 8. COUNTERPARTS. This Agreement may be executed in separate counterparts each of which will be an original and all of which taken together will constitute one and the same agreement.

     Section 9. REMEDIES. The Stockholders will be entitled to enforce their rights under this Agreement specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights existing in their favor. The parties hereto agree and acknowledge that money damages are not an adequate remedy for any breach of the provisions of this Agreement and that any Stockholder shall have the remedy of specific performance and/or injunctive relief in order to enforce or prevent any violation of the provisions of this Agreement. In the event of any dispute involving the terms of this Agreement, the prevailing party shall be entitled to collect reasonable fees and expenses incurred by the prevailing party in connection with such dispute from the other parties to such dispute.

     Section 10. NOTICES. Any notice provided for in this Agreement will be in writing and will be deemed properly delivered if either personally delivered or sent by telecopier, overnight courier or mailed certified or registered mail, return receipt requested, postage prepaid to the recipient (a) if to any TA Stockholder, to TA Associates, Inc., High Street Tower, Suite 2500, 125 High Street, Boston, Massachusetts 02110, telecopier number (617) 574-6728,
Attention: P. Andrews McLane, (b) if to any FFL Stockholder, to Friedman Fleischer & Lowe, LLC, One Maritime Plaza, 10/th/ Floor, San Francisco, California 94111, telecopier number (415) 402-2111, Attention: Christopher A. Masto and (c) if to the Company, at 1713 Jaggie Fox Way, Lexington, Kentucky 40511, telecopier number (859) 514-4422, Attention:

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President, with copies to TA Associates, Inc., High Street Tower, Suite 2500,
125 High Street, Boston, Massachusetts 02110, telecopier number (617) 574-6728,
Attention: P. Andrews McLane, and to Friedman Fleischer & Lowe, LLC, One Maritime Plaza, 10/th/ Floor, San Francisco, California 94111, telecopier number
(415) 402-2111, Attention: Christopher A. Masto, and to Robert M. Wolf, Esq., Bingham McCutchen LLP, 150 Federal Street, Boston, Massachusetts 02110, telecopier number (617) 951-8736. Any such notice shall be effective (i) if delivered personally or by telecopier, when received, (ii) if sent by overnight courier, when receipted for, and (iii) if mailed, 3 days after being mailed as described above.

     Section 11. AMENDMENT AND WAIVER. No modification, amendment or waiver of any provision of this Agreement will be effective against the Company or the Stockholders unless such modification, amendment or waiver is approved in writing by the Majority FFL Holders and the Majority TA Holders. The failure of any party hereto to enforce any of the provisions of this Agreement will in no way be construed as a waiver of such provisions and will not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

     Section 12. TERMINATION. This Agreement will terminate upon the earliest to occur of (a) the completion of any voluntary or involuntary liquidation or dissolution of the Company and (b) the completion of a Disposition Event (as defined in the Charter).

     Section 13. GOVERNING LAW. ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY AND INTERPRETATION OF THIS AGREEMENT WILL BE GOVERNED BY THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

     Section 14. DESCRIPTIVE HEADINGS. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

     Section 15. CONSTRUCTION. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party.

     Section 16. CALCULATION OF FULLY-DILUTED EQUITY. All references herein to calculations of the Company's equity or any type or class thereof as then outstanding "on a fully diluted basis" or as "fully diluted" or similar terms shall mean such equity or type or class thereof at any date as diluted by the issuance of all shares of such equity or type or class thereof then issuable upon the exercise or conversion of all then outstanding and exercisable warrants, options or convertible securities pursuant to which the Company is then obligated to issue such equity or type or class thereof (and if such exercise or conversion results in the issuance of convertible

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securities, as further diluted by the conversion of such convertible securities), but specifically excluding all shares issuable under Stock Options which are not then exercisable. For purposes of determining the number of outstanding shares of Class B Common Stock held by any Stockholder on a fully-diluted basis hereunder at any time, such Stockholder shall be deemed to hold that number of shares of Class B Common Stock as is equal to (i) the number of outstanding shares of Class B Common Stock then held by such Stockholder plus
(ii) the number of shares of Class B Common Stock ultimately issuable upon conversion or exercise of any other outstanding Securities then held by such Stockholder.

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     IN WITNESS WHEREOF, the parties hereto have executed this Series A
Preferred Stock Stockholder Agreement on the day and year first above written.


                                        TWI HOLDINGS, INC.


                                        By: /s/ Caleb S. Everett
                                           -------------------------------------
                                        Title:Vice President


                                        FRIEDMAN FLEISCHER & LOWE  CAPITAL
                                        PARTNERS, LP
                                        By: Friedman Fleischer & Lowe GP, LLC,
                                             its General Partner


                                        By: /s/ Christopher Masto
                                           -------------------------------------
                                                 Name: Christopher Masto
                                                 Title: Managing Member


                                        FFL EXECUTIVE PARTNERS, LP
                                        By: Friedman Fleischer & Lowe GP, LLC,
                                             its General Partner


                                        By: /s/ Christopher Masto
                                           -------------------------------------
                                                 Name: Christopher Masto
                                                 Title: Managing Member


                                        TA IX, L.P.
                                        By: TA Associates IX, LLC, its General
                                             Partner
                                        By: TA Associates, Inc., its Manager


                                        By: /s/ P.Andrews McLane
                                           -------------------------------------
                                                 Name:  P.Andrews McLane
                                                 Title: Senior Managing Director

                                        TA/ATLANTIC AND PACIFIC IV L.P.
                                        By: TA Associates AP IV, L.P., its
                                             General Partner
                                        By: TA Associates, Inc., its General
                                             Partner


                                        By: /s/ P.Andrews McLane
                                           ------------------------------------
                                                 Name: P.Andrews McLane
                                                 Title: Senior Managing Director


                                        TA/ADVENT VIII L.P.
                                        By: TA Associates VIII LLC, its General
                                             Partner
                                        By: TA Associates, Inc., its Manager


                                        By:  /s/ P.Andrews McLane
                                           -------------------------------------
                                                 Name: P.Andrews McLane
                                                 Title: Senior Managing Director


                                        TA STRATEGIC PARTNERS FUND A L.P.
                                        By: TA Associates SPF L.P., its General
                                             Partner
                                        By: TA Associates, Inc., its General
                                             Partner
                                        By: /s/ P.Andrews McLane
                                           -------------------------------------
                                                 Name: P.Andrews McLane
                                                 Title: Senior Managing Director

                                        TA STRATEGIC PARTNERS FUND B L.P.
                                        By: TA Associates SPF L.P., its General
                                             Partner
                                        By: TA Associates, Inc., its General
                                             Partner


                                        By: /s/ P.Andrews McLane
                                           -------------------------------------
                                                 Name: P.Andrews McLane
                                                 Title: Senior Managing Director


                                        TA INVESTORS LLC
                                        By: TA Associates, Inc., its Manager


                                        By: /s/ P. Andrews McLane
                                           -------------------------------------
                                                 Name: P. Andrews McLane
                                                 Title: Senior Managing Director

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                                                                      SCHEDULE 1
                                                                      -------- -
                                                                  TO STOCKHOLDER
                                                                  -- -----------
                                                                       AGREEMENT
                                                                       ---------

                             Instrument of Accession
                             ---------- -- ---------

     The undersigned, _________________, in order to become the owner or holder of ________ shares of [[Class A] [Class B-1] [Class B-2] Common Stock, $.01 par value per share] [Series A Preferred Stock, $.01 par value per share], of TWI Holdings, Inc., a Delaware corporation, hereby agrees to become a [FFL] [TA] Stockholder party to that certain Series A Preferred Stock Stockholder Agreement, dated as of ________ __, 2002 (the "Stockholder Agreement"), a copy of which is attached hereto. This Instrument of Accession shall become a part of such Stockholder Agreement.

     Executed as of the date set forth below under the laws of the State of Delaware.

                                        Signature:
                                                  ------------------------------
                                        Address:
                                                  ------------------------------
                                                  ------------------------------
                                                  ------------------------------

                                        Date:
                                                  ------------------------------

Accepted:

TWI HOLDINGS, INC.

By:
   --------------------------------

Date:
     ------------------------------

                                                                      SCHEDULE 2
                                                                      -------- -
                                                                  TO STOCKHOLDER
                                                                  -- -----------
                                                                       AGREEMENT
                                                                       ---------

                           Consent to Certain Actions
                           --------------------------

     (a) The issuance, purchase, redemption or repurchase of any Preferred Stock, Common Stock or other securities of the Company and its Subsidiaries, including, without limitation, options and warrants, but excluding any issuance of (i) any options to purchase Class B-1 Common Stock issued pursuant to the terms of the Company's 2002 Stock Option Plan and (ii) any Class B-1 Common Stock upon conversion of stock of another class, or upon exercise of any options or warrants;

     (b) the declaration or payment of any dividends or other distributions in respect of the capital of the Company and its Subsidiaries;

     (c) the making of an initial public offering of the securities of the Company or any of its Subsidiaries;

     (d) the incurrence by the Company or any of its Subsidiaries of any indebtedness for borrowed money (including, without limitation, the establishment of a line of credit at any bank or other financial institution), other than any indebtedness for borrowed money incurred pursuant to the Loan Documents as in effect on the date of this Agreement or otherwise permitted under the Loan Documents as in effect on the date of this Agreement, or any trade indebtedness incurred in the ordinary course of business;

     (e) any amendment or modification of any of the terms of any Loan Documents as in effect on the date of this Agreement;

     (f) any action to effect the voluntary, or which would precipitate an involuntary, dissolution or winding-up of the Company or any of its Subsidiaries;

     (g) any material amendment, modification or waiver of any rights under the Charter or the By-laws of the Company, including, without limitation, any amendment, modification or waiver of any of the powers, designations, preferences or rights of the Series A Preferred Stock as in effect on the date of this Agreement;

     (h) any amendment or modification of, or the granting of any waiver under, or the failure to enforce any of the rights of the Company pursuant to, the Stockholder Agreement or the Registration Rights Agreement;

     (i) the entering into or consummating of any Approved Sale (as defined in the Stockholder Agreement) or any approval by the Company's Board of Directors or consent by the Required Sponsor Holders (as defined in the Stockholder Agreement) with respect thereto;

     (j) the entering into or consummating of any merger or consolidation (other than a merger or consolidation between the Company and one of its Subsidiaries or between two of its Subsidiaries), or any sale or other disposition of any assets of the Company or any of its Subsidiaries or any voting stock of any Subsidiary of the Company (other than sales of assets in the ordinary course of business consistent with past practice or sales of assets having a value of less than $2,000,000 individually or $5,000,000 in the aggregate during any fiscal year);

     (k) the acquisition by the Company or any of its Subsidiaries of any stock, indebtedness, obligations or liabilities of, or the acquisition by the Company or any of its Subsidiaries of any division or line of business or all or a substantial portion of the properties or assets of, or the making by the Company or any of its Subsidiaries of any loans, advances, capital contributions or transfers of property (other than sales of inventory in the ordinary course of business and other than acquisitions or sales of property and assets having a value of less than $2,000,000 individually or $5,000,000 in the aggregate during any fiscal year) to, any Person;

     (l) the appointment, replacement or termination of the Chief Executive Officer of the Company and its Subsidiaries, or the entry into, termination of, or extension of any term under any employment agreement with such officer;

     (m) the establishment of, or any material amendment to, any stock option, stock purchase, pension, insurance or benefit plan for any employee of the Company or any of its Subsidiaries;

     (n) any increase in the size of the board of directors of the Company or any of its Subsidiaries and the designation of any directors to fill vacancies created such any such increase; and any waiver of the board and committee designation and governance provisions set forth in Section 3.1 hereof with respect to any Subsidiary of the Company and the designation of any directors (or Persons performing similar functions) of any such Subsidiary;

     (o) any approval by the Required Sponsor Holders (as defined in the Stockholder Agreement) of any modification, amendment or waiver of any of the provisions of the Stockholder Agreement, including without limitation, any waiver by the Required Sponsor Holders (as defined in the Stockholder Agreement) of preemptive rights under Section 5.1 of the Stockholder Agreement;

     (p) any conversion of shares of Series A Preferred Stock into Class B-1 Common Stock which would result in the mandatory conversion of all outstanding shares of Series A Preferred Stock pursuant to the terms of the Charter; and

     (q) the entering into by the Company or any of its Subsidiaries of any agreement obliging, committing or binding the Company or any such Subsidiary to do any thing or take any action referred to in clauses (a) - (p) above, and any amendment or modification of any such agreement.